GMAC Commercial Finance LLC
                           1290 Avenue of the Americas
                               New York, NY 10104


September 19, 2003




JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY  11788

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT  05733

INTERFACE ELECTRONICS, INC. ("Interface")
124 Grove Street
Franklin, MA  02028

Gentlemen:

                  Reference is made to the Second Restated and Amended Loan and Security Agreement in effect between GMAC Commercial Finance LLC, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC"), as Agent and Lender, and Fleet Bank, N.A., f/k/a Natwest Bank, N.A ("Fleet") as Lender, and Jaco, Nexus and Interface, dated September 13, 1995, as supplemented and amended from time to time, (the "Agreement"). Both GMAC and Fleet may hereinafter be referred to jointly as the "Lenders", and individually, as a "Lender" and GMAC may also be herein referred to as "Agent" when acting in such capacity, as the case may be. Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement. Jaco, Nexus and Interface may hereinafter and in the Agreement, be referred to jointly and severally as "Debtors", and each individually as a "Debtor".

                  WHEREAS you have informed us that you are in default of your minimum EBITDA requirement under Section 18(g) of the Agreement as amended, for the period ending June 30, 2003, and you have requested that we waive the default relating to your EBITDA requirement for the period ending June 30, 2003 only; and

                 WHEREAS you have  requested  that we extend the  Termination
               Date of the Agreement through October 1, 2004; and

                  WHEREAS the Lenders are willing to agree to waive the above described default and to extend the Agreement subject to the terms and conditions herein below;

                  NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1. The Lenders hereby waive the Debtors default of their minimum EBITDA requirement, as required by Section 18(g) (as amended) of the Agreement for only the period terminating on June 30, 2003.

2. It is hereby agreed by and between us that as of the date hereof, the first sentence of Section 21 of the Agreement as amended is hereby deleted, and replaced with the following sentence:

                           "This Second Restated and Amended Loan and Security Agreement shall (subject to compliance with Conditions Precedent) become effective on the closing date hereof, without any interruption or break in continuity and shall continue until October 1, 2004."

3. Effective the date hereof, the definition of "Contract Rate" as set forth in Section 1 of the Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                           "Contract Rate" means an interest rate per annum equal to the Alternate Base Rate plus three-quarters of one (.75%) percent. "Alternate Base Rate" shall have the meaning ascribed to such term in Section 1 of the Agreement. The "LIBO Rate" shall no longer be an available option to the Debtors."

4. The Contract Rate as stated in Section 3 above shall increase to an interest rate per annum equal to the Alternate Base Rate plus two (2%) percent, if the Debtors shall have not arranged for a suitable replacement lender ("Replacement Lender") to payout the pro-rata outstanding obligations owing by Debtors to Fleet under the Agreement and replace Fleet as a lender under the Agreement (which Replacement Lender shall be acceptable to the Agent in its sole discretion) by December 31, 2003.

5. Debtors agree to pay, on November 7, 2003, the Agent for the pro-rata benefit of the Lenders a fee of $25,000.00 if the Debtors shall not have delivered to the Agent, by November 7, 2003, a written commitment from a Replacement Lender (which commitment shall be acceptable to the Lenders in their sole discretion, reasonably exercised).

6. Debtors shall arrange for an appraisal of their Inventory by an appraiser acceptable to the Lender, in their sole discretion, by October 15, 2003.

7. Inconsideration for the foregoing, the Debtors agree to pay the Agent for the pro-rata benefit of the Lenders a waiver fee of $100,000.00 payable as of the date of this letter. If Fleet shall not have been replaced by a Replacement Lender by December 31, 2003, the Debtors agree to pay on December 31, 2003, to the Agent for the pro-rata share of the Lenders an additional fee of $125,000.00.

8. The fees provided for in Sections 5 and 7 above may be automatically charged by the Agent to the Debtors account as of the due date of such fees.

9. Debtors agree to furnish to each of the Lenders, monthly (except for any quarter ending month) as soon as possible but in no event more than thirty (30) days after the end of each month, consolidated, unaudited financial statements of the Debtors, all in reasonable detail and form satisfactory to the Agent. These statements shall be in addition to any other financial statements Debtors are required to provide to the Lenders pursuant to the terms of the Agreement.

                10. The waiver provided herein is only with respect to the section of the Agreement referred to above, and only for the time period referred to above, and should not be construed as a waiver of your compliance with any other provisions of the Agreement, nor as waiver of the provisions of the specific section referred to above for any other time period.

               11. By their signatures below, Jaco, Nexus and Interface hereby ratify the Agreement and agree to be jointly and severally liable for all Obligations under the Agreement and agree that all of the outstanding amounts of the Loans under the Agreement, as of the date hereof, shall be valid and binding Obligations of each of them, and shall be deemed Obligations outstanding under the Agreement, and hereby agree and promise to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Agreement, but in no event, later than the Termination Date (for purposes hereof, "Termination Date" shall mean October 1, 2004, or any extended termination date, or any earlier termination date, whether by acceleration or otherwise).

                  12. By their signatures below, Jaco, Nexus and Interface
                      hereby ratify and affirm to the Agent that as of the date hereof, they are in full compliance with all covenants under the Agreement (except as waived above) and certify that all representations and warranties of the Agreement are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof.

          Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

                  If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

                                  Very truly yours,
                                  GMAC COMMERCIAL FINANCE LLC
                                  (as Agent and Lender)

                                  By:/s/ David Duffy
                                     -----------------------------------------
                                       Title: Senior Vice President

AGREED AND ACCEPTED:
JACO ELECTRONICS, INC.                      FLEET BANK, N.A.
                                                (as Lender)

By: /s/ Jeffrey D. Gash                  By: /s/ Ken Geiger
    -------------------------               -----------------------
    Title: CFO                                Title: Managed Assets Officer

NEXUS CUSTOM ELECTRONICS, INC.              INTERFACE ELECTRONICS CORP.

By:/s/ Joel H. Girsky                    By: /s/ Joel H. Girsky
   ----------------------------                  --------------------------
      Title: President                           Title: President

                            RATIFICATION OF GUARANTOR
By its signature below, Jaco Overseas, Inc. hereby ratifies its guaranty of the Agreement, as such Agreement has been amended from time to time, and hereby agrees to be liable for all of the Obligations under the Guaranty with respect to the Agreement as amended from time to time, including but not limited to by this amendment and any previous amendments, and hereby agrees that the said Guaranty shall continue to apply and remain in full force and effect with respect to the amended Agreement and hereby agrees and consents that a certain General Loan and Security Agreement dated January 20, 1989, shall continue to be in full force and effect and apply to the amended Agreement, and it further hereby agrees to make all payments of all its Obligations under the said Guaranty and General Loan and Security Agreement to GMAC Commercial Finance LLC as Agent and Lender, and to Fleet Bank, N.A. as Lender, as successors in interest to the previous Agent and Lenders respectively.

RATIFIED, ACCEPTED AND CONSENTED:
JACO OVERSEAS, INC.

By: /s/ Joel H. Girsky
    ----------------------------------------
      Title: President